As filed with the Securities and Exchange Commission on January 6, 2014

Registration No. 333-186580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 6

to

Form S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PETROSONIC ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1389	98-0585718
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

914 Westwood Boulevard. No. 545

Los Angeles, California 90024

(855) 626-3317

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Art Agolli

Chief Executive Officer

Petrosonic Energy, Inc.

914 Westwood Boulevard. No. 545

Los Angeles, California 90024

(855) 626-3317

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq.

Richardson & Patel LLP

The Chrysler Building

405 Lexington Avenue, 49th Floor

New York, New York 10174

(212) 561-5559

From time-to-time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	12,210,000	$0.61	$7,448,100	$1,015.92	(3)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the closing bid and asked prices for the registrant’s common stock as reported on the OTCQB on February 7, 2013.

(3) The registration fee was paid on February 11, 2013.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 6 to the Registration Statement on Form S-1, File No. 333-186580, of Petrosonic Energy, Inc. (the “Registrant”) is being filed solely to include as an exhibit the legal opinion (Exhibit 5.1), including the consent (Exhibit 23.2), of Richardson & Patel LLP. Accordingly, Part I of the form of prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

Securities and Exchange Commission registration fee	$1,015.02
Printing fees and expense	$1,500.00	*
Legal fees and expenses	$50,000.00	*
Accounting fees and expenses	$1,000.00
Transfer agent and registrar fees and expenses	$1,000	*
Miscellaneous	$500.00	*
Total	$55,015.02	*
*Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by a corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation

Article Twelfth of our Articles of Incorporation states that no director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of Article Twelfth by our stockholders shall be prospective only, and shall not adversely affect any limitations on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Our Bylaws

We must indemnify a director or former director and we may indemnify a director or former director of a corporation of which we are or were a stockholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, in a criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director, including an action brought by us. Each of our directors, on being elected or appointed, is deemed to have contracted with us on the terms of the foregoing indemnity.

We may indemnify an officer, employee or agent of ours or of a corporation of which we are or were a stockholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them resulting from his or her acting as an officer, employee or agent.

We must indemnify our Secretary or an Assistant Secretary and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them arising out of the functions assigned to the Secretary by the Corporation Act or the Articles of Incorporation and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with us on the terms of the foregoing indemnity.

We may purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent or as a director, officer, employee or agent of a corporation of which we are or were a stockholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have sold or issued the following securities not registered under the Securities Act of 1933, as amended (the “Securities Act”). Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions. Unless otherwise indicated below, the offers and sales of the following securities were exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b); and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

On April 24, 2013 we entered into an agreement with StoryCorp Consulting for financial, accounting and management consulting services. As partial consideration for the consulting services, the consultant is to receive $2,500 in value of shares of our common stock as partial consideration for entering into the consulting agreement and, in our discretion, $2,500 in value of shares of our common stock on a monthly basis for each month during which the consultant renders services. The value of the shares of common stock to be issued will be 80% of the volume weighted average price of our common stock during the prior month, but it can never be less than $0.01. We relied on Section 4(a)(2) of the Securities Act to issue the securities inasmuch as the consultant is an accredited investor within the meaning of Rule 501(a) and was provided with or had access to the information that registration would otherwise provide.

On April 19, 2013, we entered into a one-year investment banking services agreement with Brean Capital. As compensation to Brean Capital, upon execution of the agreement, we issued 150,000 shares of common stock and a warrant to purchase 150,000 shares of common stock. The warrant is immediately exercisable at $0.75 per share and has a term of five years. We relied on Section 4(a)(2) of the Securities Act to issue the securities inasmuch as the consultant is an accredited investors within the meaning of Rule 501(a) and had access to the information that registration would otherwise provide.

On January 16, 2013, we closed a private placement with certain accredited investors (the “Investors”) pursuant to the terms of a Securities Purchase Agreement whereby we sold to the Investors an aggregate of 12,610,000 shares of the Company’s common stock (the “Shares”), at a price of $0.25 per Share, for aggregate proceeds to the Company of $3,152,500. In connection with the sale of the Shares we paid fees totaling $75,000 in cash along with warrants to purchase an aggregate of 75,000 shares of our common stock at a price per share of $0.50 (the “Warrants”). The Warrants have a two-year exercise period. We relied on Rule 506 of Regulation D promulgated under the Securities Act to issue the securities. The investors were accredited investors within the meaning of Rule 501(a), each investor represented that he was purchasing the securities for his own account and for the purposes of investment and we did not enter into any form of general solicitation or general advertising relating to the offering.

In January 2013 we entered into agreements with Loma Management Partners Inc., Richardson & Patel LLP and Benjamin L. Padnos, who, together, have agreed to accept a total of 1,270,000 shares of our common stock in exchange for services. The services include investor relations services, legal services and corporate strategy and business services, respectively. In connection with these agreements, on March 21, 2013 we issued 270,000 shares of common stock to Loma Management Partners Inc.; on April 15, 2013 we issued 25,000 shares of common stock to Benjamin L. Padnos; and on April 18, 2013 we issued 225,000 shares of common stock and again on July 18, 2013 we issued 225,000 shares of common stock to Richardson & Patel LLP, our legal counsel. We relied on Section 4(a)(2) of the Securities Act to issue the securities inasmuch as the consultants are accredited investors within the meaning of Rule 501(a) and were provided with or had access to the information that registration would otherwise provide.

On April 17, 2012, we issued 20,000,003 unregistered restricted shares of common stock to Art Agolli pursuant to an Assignment Agreement with Mr. Agolli, whereby Mr. Agolli agreed to convey to us all of his right, title and interest in and to a certain letter of intent between Mr. Agolli and Sonoro Energy Ltd. The shares of common stock were issued to Mr. Agolli pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-US person. The securities were issued to Mr. Agolli pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person.

On April 18, 2012, concurrent with his resignation as a director of the Company, Gerhard Schlombs surrendered 22,500,000 shares of the Company’s common stock, registered in his name, to the corporate treasury for cancellation. Such shares were cancelled by our transfer agent. No compensation was paid to Mr. Schlombs for the cancellation of his shares.

Between March 23, 2012 and June 21, 2012, we issued several Convertible Debentures to raise $163,775 (CAD$165,000 face value) for general working capital. Debentures for $50,000, $25,000, $48,775 (CAD $50,000 face value) and $40,000 were issued to three non-related parties. The debentures bear interest at 10% per annum and mature one year from the issuance date. Until the due date, the holder(s) may elect to convert the debenture in whole or in part into common shares of the Company at a conversion rate equal to the price of any aggregate financing exceeding five hundred thousand ($500,000) dollars less a discount of 25% per share. The convertible notes were offered pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transactions took place outside the United States of America with non-U.S. persons. The notes were converted into 707,405 shares of our common stock in March 2013. We relied on Section 3(a)(9) of the Securities Act to issue the shares of common stock.

On June 11, 2012, we entered into an agreement with our Art Agolli for a convertible debenture valued at $195,100 (CAD $200,000 face value) for funds advanced. The convertible debenture matures June 11, 2013 and bears interest at 10%. At any time prior to the Maturity Date, if we complete an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (“Qualified Financing”), Mr. Agolli may elect to convert the debenture in whole or in part into our common stock at a price equal to the price per share at which our common stock was sold in the Qualified Financing, or in the case of a convertible debenture, the price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing. The debenture was issued to Mr. Agolli pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person. In June 2013 the maturity date of the debenture was extended to June 11 2014.

On July 27, 2012, pursuant to the terms of an agreement entered into with Sonoro Energy Ltd. to purchase certain assets, we issued to Sonoro a convertible debenture in the principal amount of $254,105 (CAD $250,000 face value). The debenture has a term of two years and is non-interest bearing. At any time after we have completed an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (a “Qualified Financing”), the debenture is convertible at the holder’s option into shares of our common stock. The conversion price of the debenture will be equal to the price per share of the shares sold in the Qualified Financing or the conversion price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing. The debenture was issued to Sonoro pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person.

In September 2012, the Company entered into two subscription agreements with a private investor, pursuant to which the private investor purchased an aggregate of 680,000 shares of our common stock and warrants for the purchase of 340,000 shares of our common stock at an exercise price of $0.50 per share, exercisable over one year from the purchase date. We received gross proceeds of $170,000 through this offering. The securities were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Number	Description

2.1	Asset Purchase and Sale Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
3.1	Articles of Incorporation(2)
3.1.1	Certificate of Amendment to Articles of Incorporation and Certificate of Merger(3)
3.2	Bylaws(2)
5.1	Opinion Regarding Legality*
10.1	Assignment of Shares of Common Stock dated April 17, 2012 from Art Agolli in favor of Bearing Mineral Exploration Inc. **
10.2	Convertible Debenture dated June 27, 2012 issued to Sonoro Energy Ltd.(1)
10.3	Non-Compete and Non-Solicitation Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.4	Consulting Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.5	Share Sale Contract dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.6	Form of Iraq License Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.7	Trust Agreement dated August 14, 2008 executed by Gerhard Schlombs(2)
10.8	Secured Convertible Debenture in the principal amount of CDN$200,000 issued on June 6, 2012 in favor of Art Agolli(6)
10.9	Enterprise Agreement between Petrosonic Albania sh.a and Pavli Vallja Company dated September 7, 2012(4)
10.10	Convertible Debenture dated June 21, 2012 in the face amount of $40,000 issued to Jackson Bennett LLC(4)
10.11	Convertible Debenture dated June 6, 2012 in the face amount of CDN$50,000 issued to Westlake Advisors Corp.(6)
10.12	Convertible Debenture dated March 23, 2012 in the face amount of $50,000 issued to Sierra Growth Inc.(4)
10.13	Convertible Debenture dated April 18, 2012 in the face amount of $25,000 issued to Sierra Growth Inc.(4)
10.14	Amended and Restated Employment Agreement effective January 1, 2013 between the registrant and Art Agolli(4)
10.15	Consulting Agreement dated April 24, 2013 between the registrant and StoryCorp Consulting.**
10.16	Consulting Agreement with Benjamin L. Padnos(6)
10.17	Consulting Agreement with Ormont Investor Relations and Strategic Communications, LLC and assignment to Loma Management Partners Inc.**
10.18	Memorandum of Understanding dated September 15, 2012 between the registrant and Quadrise Canada Corporation(6)
10.19	Form of Securities Purchase Agreement dated January 16, 2013(5)
10.20	Form of Registration Rights Agreement dated January 16, 2013(5)
10.21	Form of Warrant dated January 16, 2013(5)
10.22	Amendment No. 1 to Petrosonic Energy, Inc. Convertible Debenture dated June 5, 2013 between the registrant and Art Agolli**
10.23	Warrant dated September 5, 2012 for the purchase of 140,000 shares of common stock issued to Jackson Bennett LLC (6)
10.24	Warrant dated September 24, 2012 for the purchase of 200,000 shares of common stock issued to Jackson Bennett LLC (6)
10.25	Petrosonic Energy, Inc. 2013 Equity Incentive Plan**
10.26	Master Toll Services Agreement dated April 3, 2013 between the registrant and IDK Petrol Albania Sila (7)
10.27	Agreement dated April 19, 2013 between the registrant and Brean Capital (7)
21	List of Subsidiaries**
23.1	Consent of MaloneBailey, LLP**
23.2	Consent of Richardson & Patel LLP*

101.INS	XBRL Instance Document**
101.SCH	XBRL Taxonomy Extension Schema Document**
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document**
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document**
101.LAB	XBRL Taxonomy Extension Label Linkbase Document**
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document**

* Filed herewith.

** Previously filed.

(1) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2012.

(2) Incorporated by reference to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 19, 2008.

(3) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2012.

(4) Incorporated by reference to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 3, 2013.

(5) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2013.

(6) Incorporated by reference to the registrant’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on July 12, 2013.

(7) Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 20, 2013.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2) , (b)(5) , or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i) , (vii) , or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, Canada, on January 6, 2014.

PETROSONIC ENERGY, INC.

By:	/s/ Art Agolli
Art Agolli, Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: January 6, 2014

/s/ Art Agolli
Art Agolli, Chief Executive Officer (Principal Executive Officer), Principal Financial and Accounting Officer and Director

Dated: January 6, 2014

/s/ Alfred Fischer
Alfred Fischer, Director